UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/ A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT: August 8, 2010

CHINA NORTH EAST PETROLEUM
HOLDINGS LIMITED
(Exact name of Registrant as specified in its charter)

Nevada	000-49846	87-0638750
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification Number)
of incorporation)

445 Park Avenue, New York, New York 10022
 (Address of principal executive offices)

(212) 307-3568
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

EXPLANATORY NOTE

China North East Petroleum Holdings Limited (the “Company”) is filing this Current Report on Form 8-K/A in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 12, 2010, to include the letter dated July 22, 2010 by Mr. Bruce (“July 22 Letter”) which is referenced in his resignation dated August 8, 2010 as well as the response to the July 22 Letter from the Company’s Chairman of the Board dated August 5, 2010.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2010, Mr. Robert Bruce provided China North East Petroleum Holdings Limited (the “Company”) written notice of his decision to resign from the board of directors and his position as chair of the audit committee of the board of directors, effective immediately. Mr. Bruce’s resignation is the result of a disagreement with the Company, the bases of which are set forth in his resignation letter and the July 22, Letter which is filed herewith as Exhibits 17.1 and 17.2. The Company’s response by its Chairman to the July 22 Letter is filed herewith as Exhibit 99.1.

The Company has provided Mr. Bruce with a copy of the foregoing disclosure and requested that Mr. Bruce provide the Company with a letter addressed to the Securities and Exchange Commission stating whether he agrees with the statements made by the Company in response to this item.

On August 9, 2010, the board of directors of the Company appointed Mr. Yau-Sing Tang as a director of the board of director the Company and chair of the audit committee of the board of directors effective immediately.

Mr. Tang is the Chief Financial Officer and Controller of China Agritech, Inc. which is listed on NASDAQ Global Market under the symbol “CAGC,” and has served in that capacity since October 22, 2008. Prior to that from April 2008 to September 2008, Mr. Tang was the director of AGCA CPA Limited, a CPA firm in Hong Kong. From August 2006 to March 2008, Mr. Tang served as financial controller of Carpenter Tan Holdings Ltd., a company listed on The Stock Exchange of Hong Kong Limited. Prior to that, he was the founder and managing director of AGCA CPA, Limited from January 2006 to July 2006. From April 2003 to December 2005, he was executive director and chief financial officer of China Cable & Communication, Inc., which is quoted on the Pink Sheets under the symbol CCCI.PK. Mr. Tang received his Bachelor of Social Sciences (Honors) degree from the University of Hong Kong in 1986. He is a fellow of the Association of Chartered Certified Accountants in the U.K. and the Hong Kong Institute of Certified Public Accountants. He is also a member of the Institute of Chartered Accountants in England and Wales and the Taxation Institute of Hong Kong.

Mr. Tang will receive the standard compensation package offered to non-employee directors of the Company for his services. The compensation package consists of (i) cash compensation of $25,000 per year and (ii) $1,000 per board meeting attended and $5,000 per meeting attended in person for directors residing outside of Jilin or Heilongjiang Provinces of China and (iii) option to purchase up 20,000 shares of the Company’s common stock. In addition, Mr. Tang will receive an annual cash compensation of $5,000 for his service as the chair of the audit committee of the board of directors.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
17.1	Letter from Robert Bruce dated August 8, 2010 (previously filed).

17.2*	Letter from Robert Bruce dated July 22, 2010.

99.1*	Letter from Chairman of the Board dated August 5, 2010
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NORTH EAST PETROLEUM HOLDINGS LIMITED

Date: August 16 , 2010	By:	/s/ Jingfu Li
Jingfu Li
Acting Chief Executive Officer